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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
LARSCOM INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LARSCOM INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2001

TO THE STOCKHOLDERS OF LARSCOM INCORPORATED:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LARSCOM INCORPORATED, a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Wednesday, May 23, 2001, at The Sheraton San Jose, Almaden Room, 1801 Barber Lane, Milpitas, California 95035, for the following purposes:

  1.
  To elect six (6) directors of the Company to serve until the 2002 annual meeting or until their respective successors are duly elected.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001.

  3.
  To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 6, 2001 are entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders entitled to vote will be available from the Secretary of the Company for 10 days before the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Should you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be returned to ensure that all your shares are voted. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any entitled stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Donald W. Morgan Secretary

Milpitas, California
April 23, 2001

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE.

LARSCOM INCORPORATED
1845 MCCANDLESS DRIVE
MILPITAS, CA 95035
408-941-4000

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed Proxy Statement is sought on behalf of the Board of Directors of LARSCOM INCORPORATED, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. local time, on Wednesday, May 23, 2001, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Sheraton San Jose, Almaden Room, 1801 Barber Lane, Milpitas, California 95035. The telephone number at that location is (408) 943-0600.

    When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for each of the proposals set forth herein and, at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, were first mailed on or about April 23, 2001 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

    Stockholders of record at the close of business on April 6, 2001, (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 8,804,095 shares of the Company's Class A Common Stock, $.01 par value, were issued and outstanding and 10,000,000 shares of the Company's Class B Common Stock, $.01 par value, were issued and outstanding. No shares of the Company's preferred stock were outstanding.

    Any stockholder or stockholder representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Larscom Incorporated, Investor Relations Department, 1845 McCandless Drive, Milpitas, California 95035, telephone (408) 941-4060. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by May 10, 2001.

IMPORTANT

    Please mark, date and sign the enclosed proxy card, and return it at your earliest convenience in the enclosed, postage-prepaid, return envelope so that if you are unable to attend the Annual Meeting, your shares may be voted.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Larscom Incorporated at 1845 McCandless Drive, Milpitas, California 95035, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

Voting and Solicitation

    Except with respect to certain matters as to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock entitled to one vote per share and each share of Class B Common Stock entitled to four votes per share. Stockholders do not have the right to cumulative voting at the meeting.

    The cost of soliciting proxies will be borne by the Company. Arrangements have been made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. The Company has retained The Bank of New York, its transfer agent, at an estimated cost of $1,900, to assist in the Company's solicitation of proxies from brokers, nominees, institutions and individuals. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, or other means of communication. No additional compensation will be paid for such services.

Quorum; Abstentions; Broker Non-Votes

    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Class A and Class B Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST", "WITHHELD" or "ABSTAIN" on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum, and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, an abstention will have the same effect as a vote against the proposal.

    The Delaware Supreme Court has held that while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in a manner consistent with such holding. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals for Next Year's Annual Meeting

    The Company currently intends to hold its 2002 Annual Meeting of Stockholders in May 2002 and to mail Proxy Statements relating to such meeting in April 2002. Stockholder proposals intended to be presented at the 2002 Annual Meeting must be received by the Company by no later than December 20, 2001. If not, they will not be included in the Proxy Statement and form of proxy for that meeting. Such stockholder proposals should be submitted to Larscom Incorporated at 1845 McCandless Drive, Milpitas, California 95035, Attention: Secretary. In addition, if the proponent of any stockholder proposal for the 2002 Annual Meeting does not give the Company notice of the proposal by March 9, 2002, the proxyholders for the 2002 Annual Meeting will vote the shares they represent as the Board of Directors may recommend with regard to the proposal.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

    The number of directors authorized by the Company's Board is currently fixed at six, and six directors are to be elected at the Annual Meeting of Stockholders.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until such director's successor has been duly elected.

Name of Director	Age	Principal Occupation
Robert Coackley	65	President, Chief Executive Officer
Donald G. Heitt	65	Retired Chairman of the Board of Voysys Corporation
Lawrence D. Milligan	64	President and Chief Executive Officer of Axel Johnson Inc.
Harvey L. Poppel	63	Retired Managing Director of Broadview International LLC
Richard E. Pospisil	69	Private Investor
Joseph F. Smorada	54	Senior Vice President and Chief Financial Officer of Axel Johnson Inc.

    Except as set forth below, each nominee has engaged in his or her principal occupation described above during the past five years. There is no family relationship among any directors or executive officers of the Company.

    Robert Coackley has served as President, Chief Executive Officer and a member of the Board of Directors since May 1999. Prior to joining the Company, he was President of Inrange Technologies Corporation (formerly General Signal Networks) from 1991 until 1999. Mr. Coackley has also held a number of executive positions with LP COM, Hewlett-Packard Company, British Telecommunications plc and Telspec Ltd. Mr. Coackley is a Fellow of the Institute of Electrical Engineers (U.K.), a Governor of the Electronic Industries Alliance and a board member of the Telecommunications Industry Association. Mr. Coackley holds a BSc Honors Degree in Electrical Engineering from City University, London, England.

    Donald G. Heitt has served as a director of the Company since November 1996. He served as Chairman of the Board of Voysys Corporation from December 1995 until his retirement in May 1998. From April 1990 to January 1996, Mr. Heitt was the President and Chief Executive Officer of Voysys Corporation. Prior to 1990, Mr. Heitt served as Senior Vice President of Telebit Corporation, Vice President of Sales and Marketing and President of the computer division of General Automation, Inc. and Vice President of Honeywell Information Systems, Inc Mr. Heitt earned a BBA from the University of Iowa.

    Lawrence D. Milligan has served as a director of the Company since November 1998 and as Chairman of the Board since June 1999. Mr. Milligan is President, Chief Executive Officer and a director of Axel Johnson Inc., a diversified family holding company. Previously, Mr. Milligan held a number of senior management positions over the course of thirty-eight years with Procter & Gamble Company. Before retiring from Procter & Gamble in 1998, he was the Senior Vice President responsible for worldwide sales and customer development, a position he held for eight years. Mr. Milligan is a member of the Board of Directors of Portman Equipment Company. He graduated from Williams College and served in the United States Marine Corps.

    Harvey L. Poppel has served as a director of the Company since November 1996. He served as Managing Director at Broadview International LLC from January 1985 until his retirement in December 1996 and as President of Poptech, Inc. since 1984. Previously, he was Senior Vice President, Board Member and Managing Officer of the Information Industry Practice at Booz-Allen & Hamilton and managed communications software development at both Western Union and Westinghouse Electric Corporation. He also is a director of Cotelligent Inc., a professional services firm. Mr. Poppel holds a BS and an MS from Rensselaer Polytechnic Institute.

    Richard E. Pospisil has served as a director of the Company since January 2000. Mr. Pospisil is currently a private investor and has been the President of RP Associates Services since 1994. Mr. Pospisil was President and Chief Executive Officer at T3Plus Networking, Inc. (OnStream Networks) from 1990 until 1994. He was President, Chief Executive Officer and Director of A.D.A. Inc. during 1990. Previous to that, he founded LP COM and Telecommunications Technology, Incorporated. Mr. Pospisil holds a BS in Electrical Engineering from Iowa State University.

    Joseph F. Smorada has served as a director of the Company since June 1992. Mr. Smorada has served as Senior Vice President and Chief Financial Officer of Axel Johnson Inc. since April 1992. Prior to joining Axel Johnson Inc. Mr. Smorada was Senior Vice President and Chief Financial Officer for Lone Star Industries, Inc. from September 1988 to April 1992. Prior to 1988, Mr. Smorada held senior executive positions with Conrac Systems, Inc. and Continental Group, Inc. Mr. Smorada earned a BA in Economics from California University of Pennsylvania.

Board Meetings and Committees

    The Board of Directors of the Company held five meetings during the year ended December 31, 2000 and on two other occasions acted by unanimous written consent. During this period, all of the directors attended or participated in more than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings held by all Committees of the Board on which each such director served.

    The Audit Committee, which currently consists of Messrs. Poppel, Pospisil and Smorada, held eight meetings during 2000. The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal controls.

    The Compensation Committee, which currently consists of Messrs. Heitt, Milligan and Poppel, held four meetings during 2000 and on two other occasions acted by unanimous written consent. The Compensation Committee reviews and approves the Company's executive compensation policies and approves all stock option grants.

    The Board of Directors does not have a nominating committee or any committee performing functions similar to those of a nominating committee.

Director Compensation

    Directors who were not an employee of the Company or Axel Johnson Inc. or, directors of Axel Johnson Inc. (the "Compensated Directors") receive compensation for their services as directors at the rate of $1,500 per quarter and $1,500 per Board of Directors meeting attended plus $500 for each telephonic Board of Directors meeting held in a quarter after the first such meeting, for which no compensation is paid. Generally, Compensation Committee and Audit Committee meetings are held quarterly at the time of the Board of Directors meetings. Committee chairpersons who are Compensated Directors receive compensation for their services of $1,500 per year, and Committee members who are Compensated Directors receive compensation of $1,000 per year. Directors are not compensated for attending committee meetings.

    Compensated Directors participate in the Company's Stock Option Plan for Non-Employee Directors (the "Directors' Plan"). Under the Directors' Plan, upon joining the Board, Compensated Directors are automatically granted an initial option to purchase 18,000 shares of the Company's Class A Common Stock, with an exercise price equal to the fair market value of the Company's Class A Common Stock on the date of grant. Pursuant to the terms of the Directors' Plan, Compensated Directors receive thereafter annual options to purchase 6,000 shares of the Company's Class A Common Stock, with an exercise price equal to the then fair market value of the Company's Class A Common Stock on the date of grant. A grant of options to purchase 6,000 shares each of Class A Common Stock was made to Messrs. Poppel and Heitt and a grant of options to purchase 18,000 shares of Class A Common Stock to Mr. Pospisil, all at an exercise price equal to the then fair market value of the Class A Common Stock on the date of the 2000 Annual Meeting of Stockholders.

Vote Required; Recommendation of Board of Directors

    The six candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and, pursuant to Delaware law, a broker non-vote will not be treated as voting on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2001. This appointment is being presented to the stockholders for ratification at the Annual Meeting. If the stockholders reject the appointment, the Board of Directors will reconsider its selection.

    PricewaterhouseCoopers LLP has audited the Company's financial statements since 1993 and performed reviews from 1987 through 1992. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

    The aggregate fees billed in 2000 by PricewaterhouseCoopers LLP for professional services rendered in auditing the Company's annual financial statements for fiscal year 2000, and for reviews of the financial statements included in the Company's 10-Q filings in 2000, were $134,000.

All Other Fees

    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered in 2000, other than as stated under the caption Audit Fees above, were $11,000. The Audit Committee considers the provision of and compensation for these services to be compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Vote Required; Recommendation of Board of Directors

    The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting will be required to approve the ratification of the Board's appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2001.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

ADDITIONAL INFORMATION

Executive Compensation

    The following table sets forth information regarding the compensation of the Company's Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 during the year ended December 31, 2000, and who was serving as an executive officer on December 31, 2000, and one other person who would have been among the four most highly compensated executive officers but who was no longer an executive officer on December 31, 2000 (together, the "Named Executive Officers"). Compensation shown is for services rendered in all capacities to the Company for the years ended December 31, 2000, 1999 and 1998:

SUMMARY COMPENSATION TABLE

Long-Term Incentive
Annual Compensation
	Fiscal Year				Securities Underlying Options(#)	All Other Compensation ($)
Name		Salary($)		Bonus(1)($)
Robert Coackley President and Chief Executive Officer	2000 1999 1998	311,769 182,308 —		33,590 — —	400,000 500,000 —	60,479 27,097 —	(7) (7)
George M. Donohoe Executive Vice President of Sales and Service	2000 1999 1998	265,053 264,258 219,916	(3) (3) (3)	— — —	25,000 27,000 88,500	22,280 15,288 16,000	(8) (8) (8)
Rebecca C. Horn Vice President, Marketing	2000 1999 1998	183,832 195,501 46,443	(4) (4) (4)	10,831 26,000 —	15,000 27,000 —	16,756 8,082 —	(9) (9)
Donald W. Morgan Vice President, Finance and Chief Financial Officer	2000 1999 1998	173,166 30,788 —		16,351 10,160 —	65,000 50,000 —	53,706 33,749 —	(10) (10)
Amin Pessah Vice President, International Sales	2000 1999 1998	229,236 188,457 194,307	(5) (5) (5)	— — —	15,000 21,000 57,000	19,418 15,055 6,189	(11) (11) (11)
Stephen Gartner (2) Vice President, Sales	2000 1999 1998	204,356 181,971 172,921	(6) (6) (6)	— — —	— 21,000 44,500	12,404 11,173 6,809	(12) (12) (12)

(1)
Represents bonuses earned with respect to the year indicated.

(2)
Mr. Gartner resigned from the Company on October 4, 2000 and rejoined the Company in March 2001.

(3)
Includes sales commissions of $65,040, $5,348 and $23,881 in 2000, 1999 and 1998, respectively.

(4)
Includes sales commissions of $8,831 and $20,500 in 2000 and 1999, respectively.

(5)
Includes sales commissions of $68,876, $19,795 and $38,768 in 2000, 1999 and 1998, respectively.

(6)
Includes sales commissions of $61,068, $47,260 and $61,053 in 2000, 1999 and 1998, respectively.

(7)
Includes the matching contribution under the Company's 401k plan, which the Company made on behalf of the Named Executive Officer of $9,485 and $3,130 in 2000 and 1999, respectively; Company-paid life insurance of $8,439 and $3,075 in 2000 and 1999, respectively; an automobile allowance of $17,156 in 2000; other benefits of $4,308 in 2000 and a moving allowance of $21,091 and $20,892 in 2000 and 1999, respectively.

(8)
Includes the matching contribution under the Company's 401k plan, which the Company made on behalf of the Named Executive Officer of $7,879, $3,732 and $3,686 in 2000, 1999 and 1998, respectively; Company-paid life insurance of $2,780, $4,595 and $4,688 in 2000, 1999 and 1998, respectively; an automobile allowance of $10,211, $6,961 and $6,209 in 2000, 1999 and 1998, respectively and other benefits of $1,410 and $1,417 in 2000 and 1998, respectively.

(9)
Includes the matching contribution under the Company's 401k plan, which the Company made on behalf of the Named Executive Officer of $9,014 and $5,150 in 2000 and 1999, respectively; Company-paid life insurance of $542 and $634 in 2000 and 1999, respectively and an automobile allowance of $7,200 and $2,298 in 2000 and 1999, respectively.

(10)
Includes the matching contribution under the Company's 401k plan, which the Company made on behalf of the Named Executive Officer of $9,788 in 2000; Company-paid life insurance of $1,535 and $144 in 2000 and 1999, respectively; an automobile allowance of $7,200 and $1,385 in 2000 and 1999, respectively and a moving allowance of $35,183 and $32,220 in 2000 and 1999, respectively.

(11)
Includes the matching contribution under the Company's 401k plan, which the Company made on behalf of the Named Executive Officer of $9,701, $5,503 and $3,663 in 2000, 1999 and 1998, respectively; Company-paid life insurance of $748, $673 and $905 in 2000, 1999 and 1998, respectively; an automobile allowance of $8,969 and $8,879 in 2000 and 1999, respectively and a sales award of $1,621 in 1998.

(12)
Includes the matching contribution under the Company's 401k plan, which the Company made on behalf of the Named Executive Officer of $7,142, $4,460 and $5,181 in 2000, 1999 and 1998, respectively; Company-paid life insurance of $392, $567 and $599 in 2000, 1999 and 1998, respectively; an automobile allowance of $4,870 and $6,146 in 2000 and 1999, respectively and other benefits of $1,029 in 1998.

Option Grants and Exercises

    The following table sets forth each grant of stock options made during the year ended December 31, 2000 to each of the Named Executive Officers. No stock appreciation rights were granted during the year.

OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 2000

	Individual Grants
					Grant Date Present Value
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted in Fiscal Year(1)
Name			Exercise Price ($/share)	Expiration Date	Using Black- Scholes Option Pricing Model ($)(2)
Robert Coackley	400,000	29.2%	4.800	5/24/2010	$1,025,814
George M. Donohoe	25,000	1.8%	4.281	12/7/2010	$56,200
Rebecca C. Horn	15,000	1.1%	4.281	12/7/2010	$33,720
Donald W. Morgan	50,000	3.7%	8.547	2/9/2010	$241,877
	15,000	1.1%	4.281	12/7/2010	$33,720
Amin Pessah	15,000	1.1%	4.281	12/7/2010	$33,720
Stephen Gartner	—	—	—	—	$—

(1)
A total of 1,369,800 options were granted to employees and directors during the year ended December 31, 2000 under the Company's stock option plans.

(2)
In determining the potential realizable value using the Black-Scholes option pricing model, the following assumptions were made: a risk-free interest rate of 6.01%, an average expected option life of 3.04 years, an expected volatility of 77% and a zero dividend yield.

    The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during 2000, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 2000, and the value of "in-the-money" stock options, which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2000. No stock appreciation rights were exercised in 2000 or held at December 31, 2000.

AGGREGATED OPTIONS EXERCISED IN YEAR ENDING DECEMBER 31, 2000
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at at Fiscal Year End
					Value of Unexercised In-the-money options at Fiscal Year End
	Shares Acquired on Exercise
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert Coackley	—	—	275,693	624,307	—	—
George M. Donohoe	—	—	46,320	81,180	$26,164	$24,355
Rebecca C. Horn	—	—	25,541	51,459	$13,103	$12,055
Donald W. Morgan	—	—	13,541	101,459	—	—
Amin Pessah	—	—	28,602	51,398	$16,650	$15,320
Stephen Gartner	16,321	$62,025	—	—	—	—

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee of the Board of Directors currently consists of Messrs. Heitt, Milligan and Poppel. None of the members of the Compensation Committee is or ever has been an officer or employee of the Company. No executive officer of the Company served during 2000 as a director or compensation committee member of any other company, where the other company had one of its executive officers on Larscom's Board of Directors or Compensation Committee.

Employment Contracts, Severance and Change in Control Arrangements

    The Company has no employment contracts, severance and change in control arrangements with any Named Executive Officer.

RELATIONSHIP BETWEEN THE COMPANY AND AXEL JOHNSON

    Before the Company's initial public offering in December 1996, the Company was a wholly-owned subsidiary of Axel Johnson Inc. ("Axel Johnson"). As the sole stockholder, Axel Johnson was responsible for providing the Company with financial, management, administrative and other resources. Furthermore, Axel Johnson maintained substantial control over the day-to-day operations of the Company.

    Services now provided to the Company by Axel Johnson include significant management functions and services, including treasury, accounting, tax, internal audit, legal, human resources and other support services. The Company was charged and/or allocated expenses of $452,000, $438,000 and $425,000 for the years ended December 31, 2000, 1999 and 1998, respectively. The costs of these services were directly charged and/or allocated using methods that the Company's management believes were reasonable. Such charges and allocations are not necessarily indicative of the costs the Company would have incurred to obtain these services had it been a separate entity. Neither Axel Johnson nor the Company has conducted any study or obtained any estimates from third parties to determine what the cost of obtaining similar services from third parties might have been.

    The Company and Axel Johnson entered into a number of agreements before the Company's initial public offering for the purpose of defining the ongoing relationship between them. These agreements were negotiated in the context of a parent-subsidiary relationship and therefore are not the result of negotiations between independent parties. It is the intention of the Company and Axel Johnson that such agreements and the transactions provided for therein maintain certain mutually beneficial arrangements on overall terms which the Company and Axel Johnson believe to be at least as favorable to Larscom as those which could have been obtained from unrelated third parties. However, because of the complexity of the various relationships between the Company and Axel Johnson, there can be no assurance that the terms of any individual element of such arrangements are as favorable to the Company as those that could have been obtained from unaffiliated third parties. The following summaries address all material provisions of such agreements. While these agreements will provide the Company with certain benefits, the Company is entitled to the ongoing assistance of Axel Johnson for only a limited time and it may not enjoy benefits from its relationship with Axel Johnson beyond the term of the agreements.

    After the Company's initial public offering, the Company adopted a policy that all future agreements between the Company and Axel Johnson will be on terms that the Company believes are no less favorable to the Company than the terms the Company believes would be available from unaffiliated parties. In that regard, the Company intends to follow the procedures provided by the Delaware General Corporation Law under which a vote to affirm any such future agreements by a majority of the Company's directors who are not employees of Axel Johnson (even though such directors may be less than a quorum). There can be no assurance that any such arrangements or transactions will be the equivalent of those that could be negotiated between independent parties.

    The following is a summary of certain arrangements between the Company and Axel Johnson that became effective upon consummation of the Company's initial public offering.

Administrative Services Agreement

    The Company and Axel Johnson entered into an administrative services agreement (the "Services Agreement") effective since the consummation of the Company's initial public offering, pursuant to which Axel Johnson continues to provide limited services to the Company, including treasury, accounting, tax, internal audit, legal and human resource functions.

    Each service under the Services Agreement was initially provided for a period of two years. In 2000, the Company and Axel Johnson extended the term for an additional year, in accordance with the

Service Agreement. However, to the extent legally permissible, the Company may terminate any individual service or all services that it receives under the Services Agreement at any time upon 45 days prior written notice. Otherwise, the Services Agreement (as extended) shall terminate upon the date on which Axel Johnson owns less than 50% of the voting control of the Company; provided, however, that if such reduction in voting control results from a sale or transfer of Class B Common Stock by Axel Johnson, the services shall continue to be provided for a period of 90 days thereafter. The Company is obligated to take all steps necessary to obtain its own administrative and support services before the termination of the Services Agreement.

    The Company is obligated to pay fees established in the Services Agreement based upon the type and amount of services rendered. Axel Johnson charged an annual fee of $452,000 for all of the services that it provided under the Services Agreement for 2000. These fees will be approximately $465,000 for 2001. In addition, the Company reimburses Axel Johnson for any out-of-pocket expenses incurred in connection with providing the services.

    Axel Johnson incurred various costs related to services provided to the Company, which were charged to the Company. These are as follows:

2000
Pension and thrift plan	$2,462,000
Health insurance	$728,000
Property, liability and general insurance	$302,000
Other charges	$170,000

    The Company participates in the centralized cash management system operated by Axel Johnson. Under this system all payments made by the Company are settled by Axel Johnson and all receipts from customers are remitted to Axel Johnson. Cash remittances made, net of cash advances, were $4,526,000 during 2000.

Tax-Sharing Agreement

    The Company and Axel Johnson entered into a tax-sharing agreement (the "Tax-Sharing Agreement") effective since the consummation of the Company's initial public offering, pursuant to which the Company has made a payment to Axel Johnson of an amount in respect of taxes shown as due, attributable to the operations of the Company on the consolidated federal income tax return filed along with Axel Johnson for the short period commencing on January 1, 1996 and ending on the date on which the Company ceased to be a member of the Axel Johnson consolidated group, December 19, 1996. For periods after the initial public offering the Company filed combined state income tax returns with Axel Johnson or its subsidiaries, pursuant to which appropriate payments are made by or to the Company. Axel Johnson will indemnify the Company from liability for certain matters, including, net of corresponding tax benefits, any federal, state or local income or other taxes attributable to any affiliated or combined group of which the Company is a member for any period ending after the Company's initial public offering. The Company has agreed to indemnify Axel Johnson and its subsidiaries from liability for certain matters, including any federal, state or local income or other taxes attributable to the operations of the Company after the Company's initial public offering. After the Company's initial public offering, the Company has made its own tax filings, with assistance provided by Axel Johnson under the Services Agreement.

Credit Agreement

    The Company and Axel Johnson entered into a credit agreement, pursuant to which Axel Johnson has agreed to provide a revolving credit/working capital facility (the "Credit Agreement") to the Company in an aggregate amount of $15,000,000. The Credit Agreement, as extended in 2000, expires in December 2001. Any loans thereunder bear interest during each calendar quarter at a rate per annum equal to the sum of the three-month London Interbank Offered Rate (LIBOR), plus 2.0% initially on the date when the loan is made and adjusted thereafter on the first business day of each calendar quarter. Additionally, the Company is required to pay a commitment fee of 0.5% per annum on the unused portion of the Credit Agreement. The Company is required to maintain compliance with certain covenants under the Credit Agreement. As of December 31, 2000, $15,000,000 was available, and during 2000, 1999 and 1998, no borrowings were made under the Credit Agreement.

    The Credit Agreement contains various representations, covenants and events of default typical for financing of a similar size and nature. As a condition to borrowing pursuant to the Credit Agreement, the Company must be able to represent that, among other things, it is duly incorporated and has the corporate authority to enter into the Credit Agreement, there are no conflicts with the Certificate of Incorporation or Bylaws or any contract of the Company, there has been no material adverse change in the financial condition or results of operations of the Company since November 20, 1998 and that there is no pending or threatened litigation that would have a material adverse effect on the Company.

    The Company covenants to, among other things, keep its legal existence in effect, cause to be done all things necessary to maintain and operate its business in substantially the same manner, pay all indebtedness and other obligations, provide Axel Johnson with certain financial information and to use the proceeds of the loans for the purposes set forth in the Credit Agreement. The events of default under the Credit Agreement include any failure to pay punctually any principal or interest due under the Credit Agreement, any act of insolvency of the Company and any sale by the Company of all or substantially all of its assets. Upon an event of default, the line of credit shall become payable in full.

    The Credit Agreement also permits Axel Johnson to require, upon 90 days written notice, a mandatory prepayment of all, or a portion of all outstanding loans, and to terminate the Credit Agreement in the event that Axel Johnson (i) owns less than the majority of the outstanding voting stock of the Company or (ii) nominates less than a majority of the persons to be elected to the Board of Directors of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee of the Board of Directors is responsible for overseeing management's financial reporting practices and internal controls. Nasdaq listing standards require that by June 2001, all Nasdaq-listed companies have audit committees composed of three outside, independent directors. Audit Committee members Harvey L. Poppel and Richard E. Pospisil are "independent" as defined by the National Association of Securities Dealers' Nasdaq listing standards. One member of the Audit Committee, Joseph F. Smorada, is currently chief financial officer of an affiliate of the Company, Axel Johnson Inc., which is our majority shareholder. Therefore, Mr. Smorada is not an independent member of the Committee as defined by the Nasdaq listing standards. Mr. Smorada is not an employee of and does not receive, nor has he received in the past, any compensation from the Company. The Board of Directors has determined that the best interest of the Company and its stockholders require that, notwithstanding his lack of "independence," Mr. Smorada retain his membership on the Audit Committee. The Board's reasons for this determination were Mr. Smorada's long experience as a chief financial officer of several public and private companies, his knowledge of accounting principles, his detailed knowledge of the Company's financial practices and reporting methods and his knowledge of the telecommunications markets that the Company serves.

    The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix A. The following is a report by the Audit Committee:

    "In connection with the Company's consolidated financial statements for the year ended December 31, 2000, the Audit Committee has:

  •
  Reviewed and discussed the audited financial statements with management and with representatives of PricewaterhouseCoopers LLP, the Company's independent auditors;

  •
  Discussed with the Company's independent auditors the matters required to be discussed by "Statement On Auditing Standards No. 61" (Communication with Audit Committees); and

  •
  Received from the Company's independent auditors the written disclosures and the letter regarding PricewaterhouseCoopers LLP's independence as required by "Independence Standards Board Standard No. 1" (Independence Discussions with Audit Committees), and discussed the independence of PricewaterhouseCoopers LLP with representatives of the Company's independent auditors.

    Based on these actions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

    Harvey L. Poppel

    Richard E. Pospisil

    Joseph F. Smorada

    Audit Committee of the Board of Directors"

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors administers all of the Company's stock option plans, which include the Stock Option Plan for Non-Employee Directors, the Stock Incentive Plan and the Employee Stock Purchase Plan. The Compensation Committee also recommends to the Board salaries, bonuses, benefits and other remuneration payable to the officers and key employees of the Company. The members of the Compensation Committee are Donald G. Heitt, Lawrence D. Milligan and Harvey L. Poppel, none of whom is employed by the Company. The following is a report by the Compensation Committee:

"Compensation Philosophy

    The Company operates in the competitive and rapidly changing environment of high-technology businesses. The Committee seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment. The Company's compensation philosophy is based on the belief that achievement in this environment is enhanced by the coordinated efforts of all individuals working toward common objectives. The goals of the Company's compensation program are to align compensation with the Company's business objectives and performance, to foster teamwork and to enable the Company to attract, retain and reward employees who contribute to the Company's long-term success.

Compensation Components

    The Company's executive officers are compensated with a salary and are eligible for bonus and stock option awards. The Committee assesses the past performance and anticipated future contribution, and considers the total compensation (earned or potentially available) of each executive officer in establishing each element of compensation. To that end, the Company has provided incentives to its executive officers in the following three ways:

      1)  Base Salary.  The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions based on industry surveys made available to the Compensation Committee.

      2)  Cash Bonus.  The Company's executive cash bonus plan is designed to reward executive officers based on the financial performance of the Company during the year and achievement against individual objectives. This plan reflects the Compensation Committee's belief that when the Company is successful, the executives should be appropriately compensated. If the Company does not achieve its financial objectives, a portion of the bonus may be paid to each executive based on the achievement of individual objectives.

      3)  Stock Options.  The principal equity components of executive compensation are options granted under the Company's Stock Incentive Plan. Stock options are generally granted when an executive joins the Company, with additional options granted from time to time for promotions and performance. At present, the initial option granted to an executive vests over a period of three years. The Compensation Committee believes that stock-option participation provides a method of retention and motivation for the senior-level executives of the Company and also aligns senior management's objectives with long-term stock price appreciation. Executives are also eligible to participate in the Employee Stock Purchase Plan pursuant to which stock may be purchased at 85 percent of the lower of the mean between the high and low sales price for the Class A Common Stock as reported on the Nasdaq National Market at the beginning or end of each six-month offering period, subject to various limitations on the number of shares that can be purchased.

Chief Executive Officer's Compensation

    Mr. Coackley was appointed as President and Chief Executive Officer of the Company by the Board of Directors in May 1999 and his current annual salary is set at $320,000. Mr. Coackley's compensation for 2000 reflects the Compensation Committee's evaluation of his overall leadership skills and the significant experience he brings to the Company as its President and Chief Executive Officer. In determining Mr. Coackley's compensation, the Compensation Committee considered, among other factors, the Board of Directors subjective judgment on Mr. Coackley's achievements during the past year, Mr. Coackley's experience in the industry and the competitive marketplace for executive talent, based on a salary survey provided to the Compensation Committee. Mr. Coackley's bonus, earned in 2000, was based on his achievement against revenue and personal objectives.

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. The Company does not expect compensation levels to be such that Section 162 (m) will prevent it from deducting any compensation expense. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. The Committee accepts the fact that the loss of a tax deduction might be necessary in some circumstances.

    Lawrence D. Milligan

    Donald G. Heitt

    Harvey L. Poppel

    Compensation Committee of the Board of Directors"

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders on the Company's Class A Common Stock from December 24, 1996 through December 31, 2000, to the cumulative total return over such period of (i) The Nasdaq Stock Market (U. S. Companies) and (ii) the Nasdaq Telecom Index.

    The graph assumes that $100 was invested on the date of the Company's initial public offering, December 24, 1996, in the Company's Class A Common Stock at the initial public offering price of $12.00 per share and in each index. No dividends have been declared or paid on the Company's Class A Common Stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG LARSCOM INCORPORATED,
THE NASDAQ COMPOSITE INDEX AND THE NASDAQ TELECOM INDEX
SINCE THE DATE OF THE COMPANY'S INITIAL PUBLIC OFFERING

	12/24/1996	12/31/1996	12/31/1997	12/31/1998	12/31/1999	12/31/2000
Nasdaq Composite Index	$100.00	$100.26	$121.95	$170.29	$316.03	$191.86
Nasdaq Telecom Index	100.00	102.41	145.42	237.59	481.62	219.81
Larscom Incorporated	100.00	94.79	79.17	12.76	54.43	20.57

SECURITY OWNERSHIP

    The following table sets forth as of April 6, 2001 certain information known to the Company with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by (i) each beneficial owner of more than 5% of the outstanding shares of each class of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned
	Number of Class A Shares(1)		Percent of Class A Shares(2)	Number of Class B Shares(1)	Percent of Class B Shares(2)	Percent of Total Voting Power(2)
Axel Johnson Inc.(3)	10,000		0.1%	10,000,000	100.0%	82.0%
Kopp Investment Advisors, Inc,(4)	2,931,850		33.3%	—	—	6.0%
State of Wisconsin Investment Board(5)	1,450,300		16.5%	—	—	3.0%
Wellington Management Co. LLP(6)	293,700		3.3%	—	—	0.6%
Robert Coackley	300,974	(7)	3.4%	—	—	0.6%
George M. Donohoe	59,482	(8)	0.7%	—	—	0.1%
Amin Pessah	42,090	(9)	0.5%	—	—	0.1%
Joseph F. Smorada	39,500		0.4%	—	—	0.1%
Rebecca C. Horn	38,934	(10)	0.4%	—	—	0.1%
Donald G. Heitt	30,000	(11)	0.3%	—	—	0.1%
Harvey L. Poppel	30,000	(11)	0.3%	—	—	0.1%
Donald W. Morgan	17,660	(12)	0.2%	—	—	0.0%
Richard E. Pospisil	6,000	(13)	0.1%	—	—	0.0%
Lawrence D. Milligan	3,500		0.0%	—	—	0.0%
All executive officers and directors as a group (10 persons)	568,140		6.5%	—	—	1.2%

(1)
The number of shares beneficially owned includes Class A Common Stock and Class B Common Stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of April 6, 2001, including but not limited to, upon exercise of an option.

(2)
Percentage of beneficial ownership and voting power is based on 8,804,095 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, all of which were outstanding on April 6, 2001. For each individual, there is also included any Class A Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days of April 6, 2001, including, but not limited to, upon the exercise of an option; however, such Class A Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual.

(3)
Based on information provided in a Schedule 13G filed by Axel Johnson with the SEC on February 12, 1997. The address for Axel Johnson is 300 Atlantic Street, Stamford, CT 06901-0350. The 10,000 shares of Class A Common Stock are owned of record by Antonia Ax:son Johnson and her spouse. Ms. Johnson is the ultimate owner of Axel Johnson.

(4)
Based on information provided in a Schedule 13D/A filed by Kopp Investment Advisors, Inc. with the SEC on January 9, 2001. The address for Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, MN 55435.

(5)
Based on information provided in a Schedule 13G/A filed by The State of Wisconsin Investment Board with the SEC on February 9, 2001. The address for The State of Wisconsin Investment Board is P.O. Box 7842, Madison, WI 53707.

(6)
Based on information provided in a Schedule 13G/A filed by Wellington Management Co. LLP with the SEC on February 12, 2001. The address for Wellington Management Co. LLP is 75 State Street, Boston, MA 02109.

(7)
Includes 275,693 shares issuable upon exercise of options to purchase Larscom Class A Common Stock that are exercisable within 60 days of April 6, 2001.

(8)
Includes 46,320 shares issuable upon exercise of options to purchase Larscom Class A Common Stock that are exercisable within 60 days of April 6, 2001.

(9)
Includes 28,602 shares issuable upon exercise of options to purchase Larscom Class A Common Stock that are exercisable within 60 days of April 6, 2001.

(10)
Includes 25,541 shares issuable upon exercise of options to purchase Larscom Class A Common Stock that are exercisable within 60 days of April 6, 2001.

(11)
Includes 30,000 shares issuable upon exercise of options to purchase Larscom Class A Common Stock that are exercisable within 60 days of April 6, 2001.

(12)
Includes 13,541 shares issuable upon exercise of options to purchase Larscom Class A Common Stock that are exercisable within 60 days of April 6, 2001.

(13)
Includes 6,000 shares issuable upon exercise of options to purchase Larscom Class A Common Stock that are exercisable within 60 days of April 6, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, officers and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the SEC, within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the SEC require such persons to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of such forms, the Company believes all Section 16(a) filing requirements were met on a timely basis during 2000.

OTHER MATTERS

    If any other business properly comes before the Annual Meeting, the proxyholders will vote the shares they represent as may be instructed by the Board of Directors with regard to such matters or, in the absence of any instructions, in their discretion. The Company does not currently know of any other business which is to be brought before the Annual Meeting.

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

    The Company's Annual Report to Stockholders for the year ended December 31, 2000 (the "Annual Report") has been mailed concurrently with the mailing of the Notice of Annual Meeting and the Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Neither the Annual Report nor the Form 10-K is incorporated into this Proxy Statement and neither is considered proxy-soliciting material.

                      THE BOARD OF DIRECTORS

                      Donald W. Morgan
                       Secretary

Dated: April 23, 2001

APPENDIX A

LARSCOM INCORPORATED
AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the material financial reports and other material financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

  1.
  Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

  2.
  Review and appraise the audit efforts of the Corporation's independent accountants; and

  3.
  Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more directors. All of the members shall be "independent" within the meaning of Nasdaq's rules, provided that the Board may appoint one member who is not "independent" if it deems it in the best interest of the Corporation to do so.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

    The Committee shall meet on a regular basis and shall hold special meetings, as circumstances require. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

  1.
  Review and update this Charter at least annually.

  2.
  Review the organization's annual financial statements and any material reports or other material financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

  Independent Accountants

  3.
  Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

  4.
  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  5.
  Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.

  Financial Reporting Processes

  6.
  In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

  7.
  Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

  8.
  Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

  Process Improvement

  9.
  Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  10.
  Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  11.
  Review any significant disagreement among management and the independent accountants concerning the preparation of the financial statements.

  12.
  Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time after implementation of changes or improvements, as decided by the Committee.)

  13.
  Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

LARSCOM INCORPORATED
PROXY/ VOTING INSTRUCTIONS CARD

    This proxy is solicited on behalf of the Board of Directors of Larscom Incorporated for the Annual Meeting of Stockholders scheduled for May 23, 2001

    The undersigned appoints Lawrence D. Milligan and Joseph F. Smorada and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Larscom Incorporated Class A Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2001 and at any adjournment or postponement thereof, as indicated on the reverse side.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1 and FOR proposal 2.

(Continued and to be signed on the reverse side.)

LARSCOM INCORPORATED P. O. BOX 11396 NEW YORK, N. Y. 10203-0396

Detach Proxy Card Here

        /            /

The Board of Directors recommends a vote "FOR" all nominees in item 1 and "FOR" item 2.

1.
Election of Directors

FOR all nominees listed below / /	WITHHOLD AUTHORITY to vote for all nominees listed below. / /	*EXCEPTIONS / /

Nominees: Robert Coackley, Donald G. Heitt, Lawrence D. Milligan, Harvey L. Poppel, Richard E. Pospisil, Joseph F. Smorada

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below. This will be treated as an instruction to vote FOR each of the nominees except for those whose name you write in the space provided below.)

*Exceptions ________________________________________________

2.
To ratify and approve the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 31, 2001.

FOR / /	AGAINST / /	ABSTAIN / /
Change of Address Mark Here / /

    Please sign exactly as your name appears to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Dated: _______________________________, 2001

_________________________________________________________
Signature
_________________________________________________________
Signature

Votes must be indicated (x) in Black or Blue ink. /X/

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
ADDITIONAL INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 2000
AGGREGATED OPTIONS EXERCISED IN YEAR ENDING DECEMBER 31, 2000 AND FISCAL YEAR-END OPTION VALUES
RELATIONSHIP BETWEEN THE COMPANY AND AXEL JOHNSON
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP
OTHER MATTERS
APPENDIX A LARSCOM INCORPORATED AUDIT COMMITTEE CHARTER